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Exhibit 2.7

Share Purchase
Agreement

Those parties listed in annexure A to this agreement
(Sellers)
NetRatings, Inc.
(Buyer)

CONTENTS

1.	INTERPRETATION	1
	1.1 Definitions	1
	1.2 Rules for interpreting this agreement	6
	1.3 Business Days	7
	1.4 Multiple parties	7
2.	AGREEMENT FOR SALE AND PURCHASE	8
	2.1 Sale and purchase	8
	2.2 Title, property and risk	8
	2.3 Assignment of rights	8
	2.4 Buyer to make offers to other shareholders	8
3.	COMPLETION	8
	3.1 Time and place of Completion	8
	3.2 What happens at Completion	8
	3.3 Payment of the Purchase Price	9
	3.4 Appointment of proxy and attorney	9
	3.5 Obligations interdependent	10
4.	REPRESENTATIONS AND WARRANTIES	11
	4.1 General	11
	4.2 No further statements	11
	4.3 Buyer's representations	11
	4.4 Quality of information	12
	4.5 Completion Adjustments and Audit Adjustments not affected	13
5.	AUDIT ADJUSTMENT	13
	5.1 Audit Escrow Amount	13
	5.2 Audit Adjustments	13
	5.3 Principles relating to the Independent Accountant	14
	5.4 Exceptions to Audit Adjustments	14
	5.5 Cap and threshold for Audit Adjustments	15
	5.6 Calculating the Audit Adjustment Amount	15
	5.7 Payment of the Audit Adjustment Amount	15
	5.8 Completion Adjustments not affected	15
6.	POST COMPLETION ADJUSTMENT	16
	6.1 Completion Adjustments	16
	6.2 Deemed Completion Adjustments	16
	6.3 Exceptions to Completion Adjustments	17
	6.4 Limitation on Completion Adjustments	17
	6.5 Escrow Amount	18
	6.6 Notice of Completion Adjustments	18
	6.7 Agreement on amount of Completion Adjustment	18

	6.8 Resolving disputes over the total amount of the Completion Adjustments	18
	6.9 Calculating the Completion Adjustment Amount	19
	6.10 Cap and Threshold for Completion Adjustments	19
	6.11 Payment of the Completion Adjustment Amount	19
	6.12 Limitation on Recovery after the Adjustment Payment Date	19
	6.13 Audit Adjustments not affected	20
7.	ANNOUNCEMENTS	20
	7.1 Agreed Announcement	20
	7.2 Agreed Announcement	20
8.	NOTICES	20
	8.1 How to give a notice	20
	8.2 When a notice is given	21
	8.3 Address for notices	21
9.	COSTS AND STAMP DUTY	21
	9.1 Costs generally	21
	9.2 Stamp duty generally	21
10.	AMENDMENT AND ASSIGNMENT	21
	10.1 Amendment	21
	10.2 Assignment	21
11.	GST	22
	11.1 GST on claims and expenses and incidental supplies	22
12.	GENERAL	22
	12.1 Governing law	22
	12.2 Giving effect to this agreement	23
	12.3 Waiver of rights	23
	12.4 Operation of this agreement	23
	12.5 Operation of indemnities	23
	12.6 Consents	23
	12.7 No merger	23
	12.8 Exclusion of contrary legislation	23
	12.9 Inconsistency with other documents	24
	12.10 Counterparts	24
	12.11 Attorneys	24
Schedules

ii

SHARE PURCHASE AGREEMENT

DATE                             23 December 2003

PARTIES

        Those parties listed in annexure A to this agreement (Sellers)

        NetRatings, Inc. of 120 West 45th Street, 35th Floor, New York, NY 10036 (Buyer)

RECITALS

A.
The Sellers are the registered owners of the Shares.

B.
Under this agreement the Sellers sell the Shares to the Buyer.

OPERATIVE PROVISIONS

1.
INTERPRETATION

1.1
Definitions

  The following definitions apply in this agreement unless the context otherwise requires.

  Accounts Date means 31 October 2003.

  Accounting Standards means:

  (a)
  the accounting standards that apply to a public company registered under the Corporations Act;

  (b)
  if no accounting standard applies in relation to an accounting practice, the standards acceptable to the Australian Accounting Standards Board, including:

  (i)
  the Australian Accounting Concepts; and

  (ii)
  applicable Australian Accounting Standards; and

  (c)
  Urgent Issues Group consensus views.

        Adjustment Date means 23 December 2004.

  Adjustment Payment Date means:

  (a)
  if there are no Completion Adjustments, the Adjustment Date;

  (a)
  if the parties agree on the total amount of the Completion Adjustments under clause 6.7, the date which is 5 Business Days after the Adjustment Date;

  (b)
  if the determination of the total amount of the Completion Adjustments is referred to the Independent Accountant under clause 6.8, the date which is 5 Business Days after the Independent Accountant notifies the parties of his or her determination of the total amount of the Completion Adjustments; or

  (c)
  any other date the Sellers and the Buyer agree on in writing.

  Agreed Announcement means the joint announcement by the Sellers and the Buyer which is substantially in the form of Annexure L.

  ANZ Banking Group means Australian and New Zealand Banking Group Limited.

  Assumption Deed has the meaning given to that term in the Shareholders Agreement.

  Audit Adjustment means an amount arising under clause 5.2.

  Audit Adjustment Amount means an amount calculated under clause 5.6.

  Audit Adjustment Date means the date which is 8 Business Days after the date on which the audit certificate in respect of the Audited Financial Statements is issued to the Company.

  Audit Escrow Amount means A$1,012,500.

  Audited Financial Statements means the audited consolidated profit and loss statement and balance sheet of the Group Companies as at the Balance Date, together with the notes to them.

  Authorisation means:

  (a)
  an approval, authorisation, consent, declaration, exemption, permit, licence, notarisation or waiver, however it is described; and

  (b)
  in relation to anything that could be prohibited or restricted by law if a Government Agency acts in any way within a specified period, the expiry of that period without that action being taken,

  including any renewal or amendment.

  Balance Date means 30 June 2003.

  Business, in relation to a Group Company, means the business carried on by that Group Company as at the date of this agreement.

  Business Day means a day that is not a Saturday, Sunday or public holiday and on which banks are open for general banking business in Sydney, New South Wales.

  Claim, in relation to a person, means a claim, demand, action, proceeding or judgment made against the person.

  Change of Control means that a person or entity who Controls a body corporate ceases to Control the body corporate, or a person or entity who does not Control the body corporate comes to Control it

  Commissioner means the Commissioner of Taxation.

  Control means the capacity to determine the outcome of decisions about an entity's financial and operating policies, and in determining whether a person or entity has this capacity:

  (a)
  the practical influence that person or entity can exert (rather than the rights it can enforce) is the issue to be considered;

  (b)
  any practice or patterns of behaviour affecting the entity's financial or operating policies is to be taken into account (even if it involves a breach of an agreement or a breach of trust); and

  (c)
  a person's capacity must be disregarded if the person has a capacity merely because the person holds property as a bare trustee.

  Company means Red Sheriff Limited ACN 081 796 287 of 59 Wentworth Avenue, Surry Hills, New South Wales 2010.

  Completion means completion of the sale and purchase of the Shares under clause 3.

  Completion Adjustment means an amount arising under clause 6.1.

  Completion Adjustment Amount means an amount calculated under clause 6.9.

  Completion Date means the date of this agreement.

  Corporations Act means the Corporations Act 2001 (Cth).

  DeAM means Deutsche Asset Management (Australia) Limited (ACN 076 098 596).

  Diluted Net Assets per Share means the net assets of the Company as at the Completion Date divided by the number of shares of the Company that would be on issue if all shares to be granted or issued under any agreement, arrangement, understanding or other right referred to in clause 2 of schedule 3 had been granted or issued at that date.

  Due Diligence Material means all information contained in the due diligence material listed in the index contained in annexure E.

  Employee Options means all options on issue under the ESOP as at the date of this agreement and which are set out in annexure K.

  Encumbrance means:

  (a)
  a mortgage, charge, pledge, lien, hypothecation or title retention arrangement;

  (b)
  a right of setoff or right to withhold payment of a deposit or other money;

  (c)
  a notice under section 255 of the Income Tax Assessment Act 1936, section 260-5 in schedule 1 to the Taxation Administration Act 1953 or any similar legislation;

  (d)
  any third party interest (for example, a trust or an equity);

  (e)
  a right of a person to acquire a share or to restrain someone from acquiring a share (including under an option, a right of pre-emption or a right of first refusal, such as one in a shareholders' agreement or in a constitution);

  (f)
  a right of any person to purchase, occupy or use an asset (including under an option, agreement to purchase, licence, lease, or hire purchase); or

  (g)
  an agreement to create any of them or to allow any of them to exist.

  Escrow Agent means Blake Dawson Waldron.

  Escrow Amount means A$2,025,000.

  ESOP means the Employee Option Plan of the Company as amended and approved by the board of the Company on 22 December 2003.

  Fee Proportion means, in relation to a Seller:

  (a)
  for the purposes of clause 5.7, the proportion calculated by dividing the Audit Adjustment Amount for that Seller by the Audit Escrow Amount; and

  (b)
  for the purposes of clause 6.11, the proportion calculated by dividing the Completion Adjustment Amount for that Seller by the Escrow Amount.

  Financial Statements means the unaudited consolidated profit and loss statement and balance sheet of the Group Companies as at the Balance Date, together with the notes to them, which are set out in Annexure M.

  Government Agency means any:

  (a)
  government or governmental, semi-governmental, administrative, quasi-judicial or judicial entity or authority;

  (b)
  minister, department, office, commission, delegate, instrumentality, agency, board, tribunal, authority, or organisation of any government; or

  (c)
  any regulatory organisation established under statute,

  whether federal, state, territorial or local, statutory or otherwise.

  Group Companies means the Company and each Red Sheriff Subsidiary.

  GST means:

  (a)
  the same as in the GST Law; and

  (b)
  any other goods and services tax, or any Tax applying to this transaction in a similar way.

  GST Law has the meaning given to it by A New Tax System (Goods & Services Tax) Act 1999 (Cth).

  Independent Accountant means an accountant nominated by the President of the Institute of Chartered Accountants in Australia at the request of a party, or any other person who is agreed in writing by the parties.

  Insolvency Event means, for a corporation, being in liquidation or provisional liquidation or under administration, having a controller (as defined in the Corporations Act) or analogous person appointed to it or any of its property, being taken under section 459F(1) of the Corporations Act to have failed to comply with a statutory demand, being unable to pay its debts or otherwise insolvent, taking any step that could result in the person becoming an insolvent under administration (as defined in section 9 of the Corporations Act), entering into a compromise or arrangement with, or assignment for the benefit of, any of its members or creditors, or any analogous event.

  IP means all intellectual property (including patents, trade marks and copyrights, registered or unregistered) and all domain names, email addresses, post office box numbers, telephone numbers and facsimile numbers of any Group Company used in the Businesses, including the items set out in annexure B.

  Last Accounts means the unaudited consolidated balance sheet of the Group Companies as at the Accounts Date, together with the notes to them, attached at annexure J.

  Material Contract means each contract referred to in schedule 4.

  Net Assets per Share means the net assets of the Company as at the Completion Date divided by the number of shares of the Company on issue at the Completion Date.

  Properties means the interests of each Group Company in real property set out in annexure C.

  Property Lease means the leasehold interests of each Group Company in real property set out in Annexure C.

  Purchase Price means the amount in A$ which is calculated by multiplying the Share Price by the total number of Shares.

  Relevant Proportion, in relation to a Seller, means the proportion calculated by dividing the number of Shares of a Seller (as set out in column 2 of schedule 2) by the total number of shares of the Company on issue (excluding any shares held by DeAM) at the date of this agreement.

  Red Sheriff Subsidiary means each company described in schedule 1.

  Securities has the meaning given to it by section 92(3) of the Corporations Act.

  Sellers' Representative means a related body corporate of a Seller or an officer, employee, agent, contractor or professional or other adviser of a Seller or any of its related bodies corporate.

  Share Price means A$5.46 per Share.

  Shareholders Agreement means the Shareholders Agreement dated 31 August 2000 between the Company and the then existing and proposed shareholders of the Company as subsequently amended, assigned, novated or assumed and which is in the form disclosed to the Buyer before the date of this agreement.

  Shares means the shares of the Company described in column 2 of schedule 2.

  Subsidiary Shares means those shares of each of the Red Sheriff Subsidiaries set out in schedule 1.

  Tax means any present or future tax, levy, impost, deduction, charge, duty, compulsory loan or withholding of whatever kind and whether direct or indirect, including but not limited to income tax, capital gains tax, recoupment tax, land tax, sales tax, GST, payroll tax, tax instalment deduction, fringe benefits tax, group tax, profit tax, interest tax, property tax, undistributed profits tax, withholding tax, municipal rates, stamp duty, import duty (and any related interest, penalty, fine or expense in connection with any of them) levied or imposed by any Government Agency.

  Taxation Authority means in respect of a Tax, the person who administers the imposition and collection of that Tax.

1.2
Rules for interpreting this agreement

  Headings are for convenience only, and do not affect interpretation. The following rules also apply in interpreting this agreement, except where the context makes it clear that a rule is not intended to apply.

  (a)
  A reference to:

  (i)
  legislation (including subordinate legislation) is to that legislation as amended, re-enacted or replaced, and includes any subordinate legislation issued under it;

  (ii)
  a document or agreement, or a provision of a document or agreement, is to that document, agreement or provision as amended, supplemented, replaced or novated;

  (iii)
  a party to this agreement or to any other document or agreement includes a permitted substitute or a permitted assign of that party;

  (iv)
  a person includes any type of entity or body of persons, whether or not it is incorporated or has a separate legal identity, and any executor, administrator or successor in law of the person; and

  (v)
  anything (including a right, obligation or concept) includes each part of it.

  (b)
  A singular word includes the plural, and vice versa.

  (c)
  If a word is defined, another part of speech has a corresponding meaning.

  (d)
  If an example is given of anything (including a right, obligation or concept), such as by saying it includes something else, the example does not limit the scope of that thing.

  (e)
  The words "subsidiary", "holding company" and "related body corporate" have the same meanings as in the Corporations Act.

  (f)
  Unless otherwise specified:

  (i)
  a reference to "dollars" or "$" is to an amount in Australian currency; and

  (ii)
  a reference to "US dollars" or "US $" is to an amount in the currency of the United States of America.

  (g)
  Words defined in the GST Law have the same meaning in this agreement unless stated otherwise.

  (h)
  A reference to a matter being "to the knowledge of the Buyer" means that the matter is to the best of the actual knowledge of the following people at the date of this document:

  (i)
  William Pulver;

  (ii)
  Todd Sloan;

  (iii)
  Alan Shapiro;

  (iv)
  David Muir;

  (v)
  David Otten; and

  (vi)
  those lawyers at Blake Dawson Waldron who advised the Buyer regarding the transactions contemplated by this agreement.

1.3
Business Days

  If the day on or by which a person must do something under this agreement is not a Business Day, the person must do it on or by the next Business Day.

1.4
Multiple parties

  If a party to this document is made up of more than one person, or a term is used in this document to refer to more than one party:

  (a)
  an obligation of those persons is joint and several;

  (b)
  a right of those persons is held by each of them severally; and

  (c)
  any other reference to that party or term is a reference to each of those persons separately, so that (for example) a representation, warranty or undertaking is given by each of them separately.

2.
AGREEMENT FOR SALE AND PURCHASE

2.1
Sale and purchase

  Each Seller agrees to sell to the Buyer and the Buyer agrees to purchase from each Seller those Shares set out opposite the name of the respective Seller in schedule 2, free from any Encumbrances, and together with all benefits, rights and entitlements accrued or attaching to the Shares.

2.2
Title, property and risk

  The title to, property in and risk of the Shares:

  (a)
  until Completion, remains with the respective Sellers; and

  (b)
  passes to the Buyer on and from Completion.

2.3
Assignment of rights

(a)
Each Seller agrees to assign all of its rights, benefits and interests under the Shareholders Agreement to the Buyer on Completion.

(b)
The Buyer agrees to execute an Assumption Deed and deliver it to each shareholder of the Company in accordance with clause 8.2(b) of the Shareholders Agreement.

2.4
Buyer to make offers to other shareholders

(a)
The parties acknowledge that they enter into this agreement in accordance with clause 10.18 of the Shareholders Agreement.

(b)
The Buyer must make offers to the shareholders of the Company (other than the Sellers) in accordance with clause 10.18 of the Shareholders Agreement.

3.
COMPLETION

3.1
Time and place of Completion

  Completion is to take place on the Completion Date at the offices of Blake Dawson Waldron in Sydney or at any other time and place agreed to in writing by the parties.

3.2
What happens at Completion

  At Completion:

  (a)
  the Sellers must:

  (i)
  deliver or cause to be delivered to the Buyer:

  (A)
  the share certificates for the Shares;

  (B)
  transfers of the Shares in favour of the Buyer or its nominees:

  (I)
  duly executed by each Seller in respect of the Shares set out opposite the name of that Seller in schedule 2; and

  (II)
  save for the payment of stamp duty, in a registrable form;

  (C)
  any other document required for the Buyer (acting reasonably) to obtain good title to the Shares;

  (ii)
  remove any director nominated to the board of the Company by the Sellers under the Shareholders Agreement; and

  (b)
  a board meeting of the Company will be held to appoint as a director of the Company a person nominated by the Buyer prior to Completion.

3.3
Payment of the Purchase Price

  At Completion, the Buyer must pay:

  (a)
  the Purchase Price to the Sellers in the proportions set out opposite the names of the Sellers in column 3 of schedule 2; and

  (b)
  A$1,659,812 to the Company which is to be used by the Company for payment to holders of Employee Options as cash settlement of the Employee Options upon a change of control under clause 6A of the ESOP.

  The payment of the amounts under this clause 3.3 is to be satisfied by way of bank cheque or electronic funds transfer to one or more accounts nominated by the party to whom the amounts are payable.

3.4
Appointment of proxy and attorney

(a)
From Completion, until the Buyer is registered as holder of the Shares, the Sellers irrevocably appoint the Buyer as their proxy, attorney and body corporate representative in respect of the Shares. The appointment is for valuable consideration and to secure the Buyer's rights as transferee of the Shares.

(b)
From Completion, the Buyer has authority:

(i)
to attend and vote at shareholders' meetings of the Company;

(ii)
to agree to shareholders' meetings of the Company being held at short notice; and

    (iii)
    to give any consents and exercise all other powers that the Sellers have in their capacity as shareholders of the Company and parties to the Shareholders Agreement.

  (c)
  The Buyer may exercise these powers in its own name or in the names of the Sellers.

  (d)
  The Buyer may exercise these powers even if it benefits from the exercise of the power.

  (e)
  The Sellers must ratify anything that the Buyer does under this clause 3.4.

  (f)
  At any time, the Buyer may appoint or remove any substitute, delegate, sub-attorney or sub-proxy.

  (g)
  The appointment is exclusive and the Buyer has authority to represent the Sellers in respect of the Shares and the rights of the Sellers under the Shareholders Agreement to the exclusion of the Sellers. The Sellers are not permitted to interfere with the Buyer's exercise of its rights as proxy, attorney and representative (whether by casting a vote, attending meetings itself or otherwise).

  (h)
  If the Buyer requests, a Seller must execute a form of proxy or power of attorney in respect of any appointment under this agreement, appointing the Buyer as the Seller's proxy, attorney or both and conferring on the Buyer the rights and powers set out in this clause 3.4.

3.5
Obligations interdependent

(a)
The Buyer is not required to proceed to Completion if the Sellers have not complied with their obligations under this clause 3.

(b)
If a party fails to comply fully with its obligations under this clause 3:

(i)
each party must return to the other all documents delivered to it under this clause 3;

(ii)
each party must repay to the other all payments received by it under this clause 3; and

(iii)
each party must do everything reasonably required by the other party to reverse any action taken under this clause 3.

(c)
A failure by a party to comply with its obligations under this clause 3 (the party is referred to as the defaulting party) does not prejudice any rights any other party may have against the defaulting party. Without limiting the generality of this clause 3.5(c):

(i)
clauses 4, 5 and 6 (including the caps set out in clauses 5 and 6) do not apply to Claims in relation to the failure; and

(ii)
any other party may make a Claim against the defaulting party for damages that include consequential loss, or for damages under sections 51A, 52 or 53 of the Trade Practices Act 1974(Cth) or under the corresponding provisions in force in a State or Territory.

4.
REPRESENTATIONS AND WARRANTIES

4.1
General

  The Sellers represent and warrant for the benefit of the Buyer that:

  (a)
  each Seller legally and beneficially owns the Shares set out opposite its name in column 2 of schedule 2 free of all Encumbrances.

  (b)
  each Seller is entitled to sell and transfer the Shares set out opposite its name in column 2 of schedule 2 to the Buyer without the consent of any third person and free of any rights of pre-emption or rights of first refusal.

  (c)
  each Seller has taken all necessary action to authorise the signing, delivery and performance of its obligations under this agreement in accordance with the terms of this agreement.

  (d)
  each Seller has the power and authority to enter into this agreement and perform its obligations under this agreement.

4.2
No further statements

(a)
Except for the statements in clause 4, the Sellers do not make any representation or other statement at all, including:

(i)
as to future matters, including future costs, revenues or profits; or

(ii)
as to the accuracy, completeness or reasonableness of any projection, forecast or forward looking information, or of any assumptions on which they are based.

(b)
To the maximum extent permitted by law, every condition, warranty, term, provision, representation or undertaking (express, implied, written, oral, collateral, statutory or otherwise) except the statements in clause 4 is excluded altogether.

(c)
To the extent permitted by law, the Buyer agrees not to make, and releases any right it may have to make, any Claim against the Seller based on sections 51A, 52 or 53 of the Trade Practices Act 1974 (Cth), or on any corresponding provision of any State or Territory legislation, for any act or omission concerning any Shares or the Business, or for any statement or representation about any of those things which is not expressly contained in this agreement.

4.3
Buyer's representations

  The Buyer represents for the benefit of the Sellers that as at the Completion Date the Buyer will have had a reasonable opportunity to:

  (a)
  conduct due diligence investigations in relation to the Shares, the Group Companies, their assets and liabilities, and the Businesses and otherwise in relation to the transactions contemplated by this agreement;

  (b)
  obtain independent legal, financial and technical advice in relation to the Shares, the Group Companies, their assets and liabilities, the Businesses and otherwise in relation to the transactions contemplated by this agreement; and

  (c)
  satisfy itself in relation to matters arising from those investigations and advice.

4.4
Quality of information

  The Buyer represents for the benefit of the Sellers that, except for the statements in clause 4:

  (a)
  the Sellers have not made and do not make any representation or other statement as to the accuracy or completeness of any information made available to the Buyer or its related bodies corporate, officers, employees, agents or advisers in relation to:

  (i)
  the Shares;

  (ii)
  the Group Companies;

  (iii)
  the assets and liabilities, profits and losses and prospects of any of the Group Companies;

  (iv)
  otherwise in relation to the transactions contemplated by this agreement,

    (for the purposes of this clause 4.4, the information);

  (b)
  the Sellers do not accept any duty of care for the provision of any information;

  (c)
  the Sellers are not under any liability to the Buyer if, for whatever reason, any information is or becomes inaccurate, incomplete or misleading in any way;

  (d)
  the Buyer does not rely on the Sellers to provide accurate, up to date or complete information or information that is not misleading;

  (e)
  the Buyer does not have any right or remedy against the Sellers in relation to information except for any right or remedy of the Buyer expressly set out in this agreement;

  (f)
  it has made itself familiar with any uncertainties and assumptions on which any estimate, forecast, projection or prediction in relation to a future event or matter affecting a Group Company is based; and

  (g)
  it has made its own evaluation of all aspects of any estimate, forecast, projection or prediction in relation to a future event or matter affecting a Group Company, using its knowledge of the Group Companies, the Businesses and the industries in which they operate.

4.5
Completion Adjustments and Audit Adjustments not affected

  Nothing in this clause 4 affects the Buyer's right to make an Audit Adjustment under clause 5 or a Completion Adjustment under clause 6.

5.
AUDIT ADJUSTMENT

5.1
Audit Escrow Amount

(a)
On Completion, the Buyer must pay the Sellers' Relevant Proportion of the Audit Escrow Amount to the Escrow Agent to be deposited into an interest bearing account with ANZ Banking Group.

(b)
The Buyer and the Sellers must irrevocably authorise and direct the Escrow Agent to arrange for the Sellers' Relevant Proportion of the Audit Escrow Amount to be held by ANZ Banking Group in the name of the Escrow Agent as bare trustee for the Sellers and the Buyer on the terms set out in this agreement.

5.2
Audit Adjustments

  An Audit Adjustment arises:

  (a)
  in the case where an unqualified audit certificate is issued in respect of the Audited Financial Statements, where any of the following circumstances apply:

  (i)
  the amount of net assets in the Financial Statements exceeds the amount of net assets in the Audited Financial Statements—in which case, the amount of the Audit Adjustment is the difference between those amounts; or

  (ii)
  the amount of net loss in the Financial Statements is less than the net loss in the Audited Financial Statements—in which case, the amount of the Audit Adjustment is the difference between those amounts.

  (b)
  in the case where a qualified audit certificate is issued in respect of the Audited Financial Statements, where the Independent Accountant determines that:

  (i)
  some or all of the qualifications in the audit certificate are quantifiable; and

  (ii)
  if the Audited Financial Statements were amended in such a way as to render the qualifications inapplicable:

  (A)
  the amount of net assets in the Financial Statements would exceed the amount of net assets in the amended Audited Financial Statements—in which case, the amount of the Audit Adjustment is the difference between those amounts; or

  (B)
  the amount of net loss in the Financial Statements would be less than the net loss in the amended Audited Financial Statements—in which case, the amount of the Audit Adjustment is the difference between those amounts.

    An Audit Adjustment will not arise to the extent that the Independent Accountant determines that the qualifications in the audit certificate are not quantifiable. An example of a qualification in an audit certificate which would not be quantifiable is a qualification to the effect that the Company was not a "going concern" at the Balance Date.

5.3
Principles relating to the Independent Accountant

  For the purposes of the determination by the Independent Accountant under clause 5.2(b),

  (a)
  the Independent Accountant acts as an expert for determination (and not an arbitrator);

  (b)
  the Independent Accountant must be required to make the determination on or before the date which is 1 Business Days before the Audit Adjustment Date;

  (c)
  the parties must promptly execute whatever reasonable terms of engagement the Independent Accountant requires (including any indemnity) and must equally bear the costs of the engagement;

  (d)
  the parties may make submissions to the Independent Accountant within 2 Business Days of the engagement;

  (e)
  the Buyer must provide the Independent Accountant with access during normal business hours to the books and records of the Company and the Red Sheriff Subsidiaries;

  (f)
  each party must provide all such assistance as it is able to provide as reasonably requested by the Independent Accountant; and

  (g)
  the determination made by the Independent Accountant is final and binding on the parties.

5.4
Exceptions to Audit Adjustments

(a)
An Audit Adjustment will not arise:

(i)
in respect of, any matter which is expressly referred to in the Due Diligence Material or otherwise within the actual knowledge of the Buyer on or prior to Completion;

(ii)
to the extent that the Buyer has recovered by any other means, including without limitation, under any other provision of this agreement, an amount in respect of circumstances that would otherwise give rise to an Audit Adjustment;

(iii)
to the extent that facts inconsistent with the Financial Statements have been disclosed in writing to the Buyer on or prior to Completion;

(iv)
if the Buyer is entitled to and makes a Claim under any policy of insurance taken out in relation to the loss, to the extent that the amount of the Audit Adjustment will be reduced by the amount of the proceeds that are recovered prior to the Audit Adjustment Date;

(v)
to the extent that the Audit Adjustment has been compensated for without cost to the Buyer; or

(vi)
to the extent that the Audit Adjustment has arisen as a result of any legislation or regulation not in force at the date of this agreement, or a change in the application or interpretation of any legislation, regulation or governmental policies or practices after the date of this agreement.

(b)
Written disclosure before the time of execution of this agreement by one Seller to the Buyer or its agents or advisers of facts inconsistent with a the Financial Statements shall constitute written disclosure of those facts by all Sellers.

5.5
Cap and threshold for Audit Adjustments

  For the purpose of calculating the Audit Adjustment Amount under clause 5.6:

  (a)
  all Audit Adjustments are disregarded unless and until the aggregate of all Audit Adjustments exceeds A$337,500, and then all Audit Adjustments (including the first A$337,500) are to be considered in the calculation; and

  (b)
  the maximum aggregate of Audit Adjustments that may be made is limited to the Audit Escrow Amount.

5.6
Calculating the Audit Adjustment Amount

  An Audit Adjustment Amount in relation to a Seller is the amount by which the Relevant Proportion of the Audit Escrow Amount (not including any interest earned between Completion and the Audit Adjustment Date) exceeds the Relevant Proportion of the total amount of Audit Adjustments determined in accordance with this clause 5.

5.7
Payment of the Audit Adjustment Amount

(a)
The parties must authorise and direct the Escrow Agent in writing to pay to each Seller on the Audit Adjustment Date from the Audit Escrow Amount the:

(i)
the Audit Adjustment Amount; and

(ii)
any interest earned on the Audit Adjustment Amount between the Completion Date and the Audit Adjustment Date less the Fee Proportion of any fees, costs, expenses, charges, Taxes deducted or levied on the Audit Escrow Amount or the account in which the Audit Escrow Amount is held.

(b)
Following completion of the steps in clause 5.7(a), the parties must authorise and direct the Escrow Agent in writing to withdraw from the agreed bank or financial institution and pay to the Buyer, and the Buyer may retain for its own benefit, any part of the Audit Escrow Amount remaining in the account with the agreed bank or financial institution.

5.8
Completion Adjustments not affected

  Nothing in this clause 5 affects the Buyer's right to make a Completion Adjustment under clause 6. However, clause 6.3(a)(ii) affects the Buyer's right to make a Completion Adjustment if the Buyer has recovered under clause 5 an amount in respect of circumstances that would give rise to a Completion Adjustment.

6.
POST COMPLETION ADJUSTMENT

6.1
Completion Adjustments

  A Completion Adjustment arises where:

  (a)
  a statement set out in schedule 3 is not true, complete and accurate in all material respects at the date of this agreement; and

  (b)
  as a result of any of those statements not being true, complete or accurate in all material respects at the date of this agreement, any of the following circumstance apply:

  (i)
  the amount of net assets of the Company as at the Accounts Date if the statements had been true, complete and accurate is less than the amount of net assets disclosed in the Last Accounts—in which case, the amount of the Completion Adjustment is the amount of that difference;

  (ii)
  the net profit of the Company would be less than the net profit would have been had the statement been true, complete and accurate—in which case, the amount of the Completion Adjustment is the amount of that difference; or

  (iii)
  the net loss of the Company would be more than the net loss would have been had the statement been true, complete and accurate—in which case, the amount of the Completion Adjustment is the amount of that difference.

6.2
Deemed Completion Adjustments

  A Completion Adjustment is deemed to arise, irrespective of whether clause 6.1(b) is satisfied, if any of the following circumstances apply:

  (a)
  the statement in clause 1 of schedule 3 is not true, complete and accurate in all material respects at the date of this agreement—in which case, the amount of the Completion Adjustment is deemed to be the amount for which the Shares have not been fully paid up in cash or monies are owing to the Company in respect of them; or

  (b)
  the statement in clause 2 of schedule 3 is not true, complete and accurate in all material respects at the date of this agreement—in which case, the amount of the Completion Adjustment is the amount by which the Net Assets per Share exceeds the Diluted Net Assets per Share, multiplied by the number of shares of the Company on issue at the date of this agreement.

6.3
Exceptions to Completion Adjustments

(a)
A Completion Adjustment will not arise:

(i)
in respect of, any matter which is expressly referred to in the Due Diligence Material or otherwise within the actual knowledge of the Buyer or its legal advisers on or prior to Completion;

(ii)
to the extent that the Buyer has recovered by any other means, including without limitation, under any other provision of this agreement (including for an Audit Adjustment under clause 5), an amount in respect of circumstances that would otherwise give rise to a Completion Adjustment;

(iii)
to the extent that facts inconsistent with the statements in schedule 3 have been disclosed in writing to the Buyer or its legal advisers on or prior to Completion;

(iv)
if the Buyer is entitled to and makes a Claim under any policy of insurance taken out in relation to the loss, to the extent that the amount of the Completion Adjustment will be reduced by the amount of the proceeds that are recovered prior to the Adjustment Date;

(v)
to the extent that the Completion Adjustment has been compensated for without cost to the Buyer; or

(vi)
to the extent that the Completion Adjustment has arisen as a result of any legislation or regulation not in force at the date of this agreement, or a change in the application or interpretation of any legislation, regulation or governmental policies or practices after the date of this agreement.

(b)
Written disclosure before the time of execution of this agreement by one Seller to the Buyer or its agents or advisers of facts inconsistent with a statement in Schedule 3 shall constitute written disclosure of those facts by all Sellers.

6.4
Limitation on Completion Adjustments

(a)
No indirect or consequential loss, however it arises, or punitive or exemplary damages will be taken into account when determining the amount of the Completion Adjustment.

(b)
To the extent that the Buyer's right to make a Completion Adjustment is limited or excluded by this clause 6, the Buyer may not make a Completion Adjustment against the Seller.

(c)
The Buyer must ensure that no related body corporate of the Buyer, and no officer, employee, agent or adviser of the Buyer or of a related body corporate of the Buyer, makes a Completion Adjustment, or a Claim for something that is in substance for the same thing as a Completion Adjustment which the Buyer could bring but for this clause 6.

6.5
Escrow Amount

(a)
On Completion, the Buyer must pay the Relevant Proportion of the Escrow Amount to the Escrow Agent to be deposited into an interest bearing account with ANZ Banking Group.

(b)
The Buyer and the Sellers must irrevocably authorise and direct the Escrow Agent to arrange for the Relevant Proportion of the Escrow Amount to be held by ANZ Banking Group in the name of the Escrow Agent as bare trustee for the Sellers and the Buyer on the terms set out in this agreement.

6.6
Notice of Completion Adjustments

(a)
On or before the Adjustment Date, the Buyer must give to the Seller notice of the Completion Adjustments specifying the matter which gives rise to the Completion Adjustment, the nature of the Completion Adjustment, the amount claimed, and how the amount is calculated.

(b)
If the Buyer does not give notice under clause 6.6(a) on or before the Adjustment Date, the Buyer cannot make a Completion Adjustment. This will not prevent the payment of the Completion Adjustment Amount to the Seller under clause 6.11(a).

6.7
Agreement on amount of Completion Adjustment

  On or after the Adjustment Date, the parties must use their reasonable endeavours and act in good faith in an attempt to agree on the total amount of the Completion Adjustments. If the parties are unable to agree on the total amount of the Completion Adjustments within 5 Business Days from the Adjustment Date, then clause 6.8 applies.

6.8
Resolving disputes over the total amount of the Completion Adjustments

  If the parties are unable to agree on the total amount of the Completion Adjustments under clause 6.7, the disagreement must be referred to the Independent Accountant as an expert for determination (and not for arbitration) and:

  (a)
  the Independent Accountant must be required to make the determination on or before the date which is 15 Business Days after the Adjustment Date;

  (b)
  the parties must promptly execute whatever reasonable terms of engagement the Independent Accountant requires (including any indemnity) and must equally bear the costs of the engagement;

  (c)
  the Independent Accountant may engage any other expert which it reasonably considers to be necessary to assist it with making the determination and the parties must equally bear the reasonable costs of any such expert;

  (d)
  the parties may make submissions to the Independent Accountant within 2 Business Days of the engagement;

  (e)
  the Buyer must provide the Independent Accountant with access during normal business hours to the books and records of the Company and the Red Sheriff Subsidiaries;

  (f)
  each party must provide all such assistance as it is able to provide as reasonably requested by the Independent Accountant; and

  (g)
  the determination on the total amount of the Completion Adjustments made by the Independent Accountant is final and binding on the parties.

6.9
Calculating the Completion Adjustment Amount

  A Completion Adjustment Amount in relation to a Seller is the amount by which the Relevant Proportion of the Escrow Amount (not including any interest earned between Completion and the Adjustment Date) exceeds the Relevant Proportion of the total amount of Completion Adjustments determined in accordance with clause 6.

6.10
Cap and Threshold for Completion Adjustments

  For the purposes of calculating the Completion Adjustment Amount in respect of a Seller under clause 6.9:

  (a)
  all Completion Adjustments for less than A$27,000 are disregarded;

  (b)
  all Completion Adjustments are disregarded unless and until the aggregate amount of all Completion Adjustments in respect of that Seller exceeds the Seller's Relevant Proportion of A$270,000, and then all Completion Adjustments (including the first A$270,000) are to be considered in the calculation.

  (c)
  the maximum aggregate amount of Completion Adjustments that may be made in respect of a Seller is limited to an amount equal to that Seller's Relevant Proportion of the Escrow Amount.

6.11
Payment of the Completion Adjustment Amount

(a)
The parties must authorise and direct the Escrow Agent in writing to pay to each Seller on the Adjustment Payment Date from the Escrow Amount:

(i)
the Completion Adjustment Amount; and

(ii)
any interest earned on the Completion Adjustment Amount between the Completion Date and the Adjustment Date less the Fee Proportion of any fees, costs, expenses, charges, Taxes deducted or levied on the Escrow Amount or the account in which the Escrow Amount is held.

(b)
Following completion of the steps in clause 6.11(a), the parties must authorise and direct the Escrow Agent in writing to withdraw from the agreed bank or financial institution and pay to the Buyer, and the Buyer may retain for its own benefit, any part of the Escrow Amount remaining in the account with the agreed bank or financial institution.

6.12
Limitation on Recovery after the Adjustment Payment Date

  Following the payment of monies to the Buyer under clause 6.11(b), the Buyer must not make a Completion Adjustment in respect of a Seller and must discontinue any legal proceedings and release or discharge the Seller from any liability in respect any Completion Adjustment which is pending at the Adjustment Date.

6.13
Audit Adjustments not affected

  Nothing in this clause 6 affects the Buyer's right to make an Audit Adjustment under clause 5. However, clause 6.3(a)(ii) does affect the Buyer's right to make a Completion Adjustment if the Buyer has recovered under clause 5 an amount in respect of circumstances that would give rise to a Completion Adjustment.

7.
ANNOUNCEMENTS

7.1
Agreed Announcement

  The parties agree to release the Agreed Announcement on or as soon as practicable after the Completion Date.

7.2
Agreed Announcement

  Other than the release of the Agreed Announcement under clause 7.1, no announcement or communication relating to the existence or the terms of this document may be made or authorised by a party unless:

  (a)
  (approval) the other parties have first given their written approval;

  (b)
  (to certain persons) the disclosure is to the party's employees, consultants, professional advisers, bankers, financial advisers or financiers or to a person whose consent is required under this document or for a transaction contemplated by it and those persons undertake to keep confidential any information so disclosed;

  (c)
  (required by law) the disclosure is made to comply with any applicable law or requirement of any Government Agency or regulatory body (including the United States' Securities Exchange Commission); or

  (d)
  (offers to shareholders) the disclosure is made to shareholders of the Company to comply with the obligation under clause 2.4.

8.
NOTICES

8.1
How to give a notice

  A notice, consent or other communication under this agreement is only effective if it is:

  (a)
  in writing, signed by or on behalf of the person giving it;

  (b)
  addressed to the person to whom it is to be given; and

  (c)
  either:

  (i)
  delivered or sent by pre-paid mail (by airmail, if the addressee is overseas) to that person's address; or

  (ii)
  sent by fax to that person's fax number and the machine from which it is sent produces a report that states that it was sent in full.

8.2
When a notice is given

  A notice, consent or other communication that complies with this clause is regarded as given and received:

  (a)
  if it is delivered or sent by fax:

  (i)
  by 5.00pm (local time in the place of receipt) on a Business Day—on that day; or

  (ii)
  after 5.00 pm (local time in the place of receipt) on a Business Day, or on a day that is not a Business Day—on the next Business Day; and

  (b)
  (mail delivery) if it is sent by mail:

  (i)
  within Australia—three Business Days after posting; or

  (ii)
  to or from a place outside Australia—seven Business Days after posting.

8.3
Address for notices

  A person's address and fax number are those set out in schedule 5. Each Seller appoints the person set out in schedule 5 as the agent of that Seller for the purposes of giving and receiving notices under this agreement.

9.
COSTS AND STAMP DUTY

9.1
Costs generally

  Each party must bear and is responsible for its own costs in connection with the preparation, execution and carrying into effect of this agreement.

9.2
Stamp duty generally

  The Buyer is liable for and indemnifies the Sellers against any stamp duty that is payable on or in relation to this agreement.

10.
AMENDMENT AND ASSIGNMENT

10.1
Amendment

  This agreement can only be amended, supplemented, replaced or novated by another document signed by the parties.

10.2
Assignment

  A party may only dispose of, declare a trust over or otherwise create an interest in its rights under this agreement with the consent of each other party.

11.
GST

11.1
GST on claims and expenses and incidental supplies

(a)
(GST on supplies) If a party makes a supply to another party under or in connection with this agreement, then (unless the consideration is expressly stated to be inclusive of GST) the consideration for that supply is exclusive of GST, and in addition to paying that consideration the recipient must:

(i)
(payment) pay to the supplier an amount equal to any GST for which the supplier is liable on that supply, without deduction or setoff of any other amount; and

(ii)
(timing) make that payment as and when the consideration or part of it must be paid or provided, except that the recipient need not pay unless the recipient has received a tax invoice (or an adjustment note) for that supply.

(b)
(adjustments, refunds) The supplier must promptly create an adjustment note for, or apply to the Commissioner for, a refund of, and refund to the recipient any overpayment by the recipient for GST.

(c)
(GST on Claim payments) If a party provides a payment for or any satisfaction of a Claim or a right to Claim under or in connection with this agreement (for example, for misleading or deceptive conduct or for misrepresentation or for a breach of any representation or warranty of the Buyer or for indemnity or for reimbursement of any expense) that gives rise to a liability for GST, the provider must pay, and indemnify the claimant on demand against, the amount of that GST.

(d)
(costs plus GST) If a party has a Claim under or in connection with this agreement for a cost on which that party must pay an amount for GST, the claim is for the cost plus the amount for GST (except any amount for GST for which that party is entitled to an input tax credit).

(e)
(revenue Claims) If a party has a Claim under or in connection with this agreement whose amount depends on actual or estimated revenue or which is for a loss of revenue, revenue must be calculated without including any amount received or receivable as reimbursement for GST (whether that amount is separate or included as part of a larger amount).

12.
GENERAL

12.1
Governing law

(a)
This agreement is governed by the law in force in New South Wales.

  (b)
  Each party submits to the non-exclusive jurisdiction of the courts exercising jurisdiction in New South Wales and any court that may hear appeals from any of those courts, for any proceedings in connection with this agreement, and waives any right it might have to claim that those courts are an inconvenient forum.

12.2
Giving effect to this agreement

  Each party must do anything (including execute any agreement), and must ensure that its employees and agents do anything (including execute any agreement), that the other party may reasonably require to give full effect to this agreement.

12.3
Waiver of rights

  A right under this agreement may only be waived in writing, signed by the party giving the waiver, and:

  (a)
  no other conduct of a party (including a failure to exercise, or delay in exercising, the right) operates as a waiver of the right or otherwise prevents the exercise of the right;

  (b)
  a waiver of a right on one or more occasions does not operate as a waiver of that right if it arises again; and

  (c)
  the exercise of a right does not prevent any further exercise of that right or of any other right.

12.4
Operation of this agreement

(a)
Subject to the terms of this agreement, any right that a person may have under this agreement is in addition to, and does not replace or limit, any other right that the person may have.

(b)
Any provision of this agreement which is unenforceable or partly unenforceable is, where possible, to be severed to the extent necessary to make this agreement enforceable, unless this would materially change the intended effect of this agreement.

12.5
Operation of indemnities

  Each indemnity in this agreement survives Completion.

12.6
Consents

  Where this agreement contemplates that a party may agree or consent to something (however it is described), that party may:

  (a)
  agree or consent, or not agree or consent, in its absolute discretion; and

  (b)
  agree or consent subject to conditions.

12.7
No merger

  No provision of this agreement merges on or by virtue of Completion.

12.8
Exclusion of contrary legislation

  Any legislation relating to this agreement is excluded to the full extent permitted by law.

12.9
Inconsistency with other documents

  If this agreement is inconsistent with any other document or agreement between the parties, this agreement prevails to the extent of the inconsistency.

12.10
Counterparts

  This agreement may be executed in counterparts.

12.11
Attorneys

  Each person who executes this agreement on behalf of a party under a power of attorney declares that he or she is not aware of any fact or circumstance that might affect his or her authority to do so under that power of attorney.

EXECUTED as an agreement.

SIGNED for Netratings, Inc. in the presence of:
Signature of witness	Signature of duly authorised signatory
Name of witness (print)	Name and title of signatory (print)
SIGNED for Stockholder in the presence of:
Signature of witness	Signature of duly authorised signatory
Name of witness (print)	Name and title of signatory (print)

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SHARE PURCHASE AGREEMENT